UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2014

BIG HEART PET BRANDS

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On March 6, 2014, Blue Acquisition Group, Inc. (“Parent”), Big Heart Pet Brands (the “Company”) and Natural Balance Pet Foods, Inc., a wholly owned subsidiary of the Company (“NBPF”), entered into a new senior secured asset-based revolving credit agreement (the “ABL Credit Agreement”) with the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, that provides for a $225.0 million senior secured asset-based revolving facility with a five-year term (the “ABL Facility”).

Availability under the ABL Facility is subject to a borrowing base. The borrowing base at any time will be equal to (a) 85% of eligible accounts receivable and (b) 85% of the net orderly liquidation value percentage of eligible inventory of the borrowers under the facility at such time (provided that the net orderly liquidation value shall not exceed the net book value), less customary reserves. The ABL Facility includes a sub-limit for letters of credit and for borrowings on same-day notice, referred to as swingline loans. The Company is the lead borrower under the ABL Facility, NBPF is also a borrower and other domestic subsidiaries of the Company may be designated as borrowers on a joint and several basis.

The commitments under the ABL Facility may be increased, subject to the consent of the new or existing lenders providing such increases, such that the aggregate principal amount of commitments does not exceed $325.0 million. Notwithstanding any such increase in the facility size, the Company’s ability to borrow under the ABL Facility will remain limited at all times by the borrowing base (to the extent the borrowing base is less than the commitments).

Interest Rate and Fees

The loans under the ABL Facility (the “ABL Loans”) bear interest at a rate equal to an applicable margin, plus, at the borrower’s option, either (i) a LIBOR rate for the applicable interest period or (ii) a base rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) JPMorgan Chase Bank, N.A.’s “prime rate” and (c) the one month LIBOR rate plus 1.00%. The applicable margin with respect to LIBOR borrowings will, until the date that is 3 months after the closing date, be 1.50% (and may, after such date, decrease to 1.25% or increase to 1.75% depending on average excess availability) and with respect to base rate borrowings will, until the date that is 3 months after the closing date, be 0.50% (and may decrease to 0.25% or increase to 0.75% depending on average excess availability).

In addition to paying interest on outstanding principal under the ABL Facility, the Company is required to pay a commitment fee at a rate of 0.25% per annum in respect of the unutilized commitments thereunder. The Company must also pay customary letter of credit fees and fronting fees for each letter of credit issued.

Guarantees and Collateral

All obligations under the ABL Credit Agreement are unconditionally guaranteed by Parent and by existing and future, direct and indirect, wholly-owned material restricted domestic subsidiaries of the Company, subject to certain exceptions. The borrowers under the ABL Facility are jointly and severally liable for all borrowings and other obligations thereunder. The obligations are secured by substantially all tangible and intangible assets of the borrowers and the guarantors (x) with respect to certain current assets, on a first priority lien basis and (y) with respect to certain fixed and capital assets, on a second priority lien basis (subject to the first priority liens currently securing the Company’s term loans).

Certain Covenants and Events of Default

The ABL Facility contains a number of covenants that, among other things, limit or restrict, subject to certain exceptions, the ability of the Company and certain of its subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	engage in mergers or consolidations;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase its capital stock;

•	make investments, loans or advances;

•	prepay certain indebtedness;

•	engage in certain transactions with affiliates;

•	amend agreements governing certain subordinated indebtedness adverse to the lenders; and

•	change its lines of business.

In addition, at any time when availability under the ABL Facility is less than the greater of (a) 10.0% of the lesser of (1) the total commitments under such facility and (2) the borrowing base and (b) $22.5 million, the Company will be required to maintain a minimum fixed charge coverage ratio of 1.0:1.0.

The ABL Facility also contains a customary “holding company” covenant that restricts Parent’s ability to take certain actions and contains certain customary additional affirmative and negative covenants, representations and warranties, conditions to making loans and indemnification provisions.

The ABL Facility also contains customary events of default, including failure to pay principal, interest or other amounts when due, failure to comply with covenants, cross default to material indebtedness and judgments, change of control and other items, subject in certain cases to customary grace periods.

The foregoing description of the ABL Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry by the Company into the ABL Credit Agreement, on March 6, 2014, the Company terminated the Credit Agreement, dated as of March 8, 2011, by and among Parent, the Company, the other borrowers referred to therein, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

Section 2- Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Section 9- Financial Statements and Exhibit

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 6, 2014, among Blue Acquisition Group, Inc., Big Heart Pet Brands, Natural Balance Pet Foods, Inc., the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent and Collateral Agent, and the other Agents named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Big Heart Pet Brands

Date: March 7, 2014	By:	/s/ Timothy S. Ernst
	Name:	Timothy S. Ernst
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 6, 2014, among Blue Acquisition Group, Inc., Big Heart Pet Brands, Natural Balance Pet Foods, Inc., the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent and Collateral Agent, and the other Agents named therein